EXHIBIT 10.3

VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of September 10, 2021, is entered into by and among Ranger Energy Services, Inc., a Delaware corporation (the “Company”), Ranger Energy Holdings, LLC, a Delaware limited liability company (“Ranger Holdings I”), Ranger Energy Holdings II, LLC, a Delaware limited liability company (“Ranger Holdings II”), Torrent Energy Holdings, LLC, a Delaware limited liability company (“Torrent Holdings I”), Torrent Energy Holdings II, LLC, a Delaware limited liability company (“Torrent Holdings II”), CSL Energy Opportunities Master Fund LLC, a Delaware limited liability company (“CSL Opportunities II”), CSL Energy Holdings I, LLC, a Delaware limited liability company (“CSL Holdings II”), CSL Fund II Preferred Holdings LLC (“CSL Preferred Holdings” and, together with Ranger Holdings I, Ranger Holdings II, Torrent Holdings I, Torrent Holdings II, CSL Opportunities II and CSL Holdings II, the “CSL Stockholders”), and Bayou Well Holdings, LLC, a Delaware limited liability company (“Bayou” and, together with the CSL Stockholders, the “Principal Stockholders”).
WHEREAS, concurrently with the execution of this Agreement, the Company has entered into a Securities Purchase Agreement (the “Purchase Agreement”) which, among other things, provides for (i) the creation of a new series of preferred stock of the Company, designated as the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), (ii) the issuance and sale of the Series A Preferred Stock to the purchasers named as parties to the Purchase Agreement, and (iii) the potential conversion (the “Preferred Conversion”) of the Series A Preferred Stock into shares of the Company’s Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”);
WHEREAS, the Principal Stockholders hold shares of Class A Common Stock and shares of Class B common stock, par value $0.01, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”);
WHEREAS, as a condition and an inducement to the Company’s willingness to enter into the Purchase Agreement, the Company has required that the Principal Stockholders agree, and the Principal Stockholders have agreed, to enter into this Agreement with respect to all Common Stock that the Principal Stockholders beneficially own (as defined below) or own of record;
WHEREAS, the Principal Stockholders are the beneficial or record owners, and have either sole or shared voting power over, such number of shares of the Class A Common Stock and the Class B Common Stock, if any, as indicated opposite the Principal Stockholder’s name on Schedule A attached hereto; and
WHEREAS, Company desires that the Principal Stockholders agree, and the Principal Stockholders are willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of its Subject Securities (as defined below), and to vote its Subject Securities to approve and adopt the Preferred Conversion.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section I.1Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means, with respect to any specified Person, a Person that directly or indirectly Controls or is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, no party to this Agreement shall be deemed to be an Affiliate of another party to this Agreement solely by reason of the execution and delivery of this Agreement.
“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (a) voting power, which includes the power to vote, or to direct the voting of, such security and/or (b) investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings. For the avoidance of doubt, for purposes of this Agreement each Principal Stockholder is deemed to Beneficially Own the shares of Common Stock owned by it, notwithstanding the fact that such shares are subject to this Agreement.
“Board” means the Board of Directors of the Company.
“Common Stock” has the meaning given in the recitals to this Agreement.
“Control” (including the terms “Controls,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise or (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.
“Expiration Date” means the earliest to occur of (i) the date and time the Purchase Agreement is validly terminated pursuant to Section 7.1 thereof, or (ii) the date and time following issuance of the Series A Preferred Stock that no shares of Series A Preferred Stock remain outstanding.
“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of equity securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, when used as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of equity securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.
Section I.2Rules of Construction.
(a)Unless the context requires otherwise: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms; (ii) references to Articles and Sections refer to articles and sections of this Agreement; (iii) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; (iv) the terms “hereof,” “hereto,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; (v) unless the context otherwise requires, the term “or” is not exclusive and shall have the inclusive meaning of “and/or”; (vi) defined terms herein will apply equally to both the singular and plural forms and derivative forms of defined terms will have correlative meanings; (vii) references to any law or statute shall include all rules and regulations promulgated thereunder, and references to any law or statute shall be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing the applicable law or statute; (viii) references to any Person include such Person’s successors and permitted assigns; and (ix) references to “days” are to calendar days unless otherwise indicated.
(b)The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.
(c)This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted or caused this Agreement to be drafted
ARTICLE II
PRIOR AGREEMENT
Section II.1Restrictions on Other Agreements. The Principal Stockholders agree that this Agreement does not conflict with, and is expressly authorized under, the Stockholders’ Agreement, dated as of August 16, 2017 (the “Prior Stockholders’ Agreement”), by and among the Company and the Principal Stockholders. Each Principal Stockholder agrees not to, directly or indirectly, grant any proxy or enter into or agree to be bound by any voting trust, agreement or arrangement of any kind with respect to its shares of Common Stock if and to the extent the terms thereof conflict with the provisions of this Agreement (whether or not such proxy, voting trust, agreement or agreements are with other Principal Stockholders, holders of shares of Common Stock that are not parties to this Agreement or otherwise).
ARTICLE III
AGREEMENT TO RETAIN COMMON STOCK
Section III.1Transfer and Encumbrance of Common Stock. Other than a Transfer permitted by Section 6.9, until the Expiration Date, each Principal Stockholder agrees, with respect to the Common Stock owned beneficially or of record by the Principal Stockholder, not to (a) Transfer any such shares, or (b) deposit any such shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.
Section III.2Additional Purchases. Each Principal Stockholder agrees that any Common Stock and other capital shares of the Company that the Principal Stockholder purchases or otherwise acquires or with respect to which the Principal Stockholder otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Date (the “New Company Shares”) will, in each case, be subject to the terms and conditions of this Agreement to the same extent as if they constituted Common Stock.
Section III.3Unpermitted Transfers. Any Transfer or attempted Transfer of any Common Stock in violation of this Section 3 will, to the fullest extent permitted by law, be null and void ab initio.
ARTICLE IV
AGREEMENT TO VOTE AND APPROVE
Section IV.1Common Stock. Until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Principal Stockholder will, or will cause the holder of record on any applicable record date to (including via proxy), vote 100% of the Common Stock and any New Company Shares owned beneficially or of record by the Principal Stockholder: (a) in favor of the approval of the Preferred Conversion; (b) in favor of any proposal to adjourn a meeting of the stockholders of the Company to solicit additional proxies in favor of the approval of the Preferred Conversion; and (c) against any action that would reasonably be expected to impede, interfere with, materially delay, materially postpone or materially adversely affect consummation of the Preferred Conversion. For the avoidance of doubt, until the Expiration Date, the Principal Stockholders shall vote in favor of the Preferred Conversion regardless of any recommendation of the Board in favor of or against the Preferred Conversion.
Section IV.2Irrevocable Proxy. By execution of this Agreement, each Principal Stockholder does hereby appoint and constitute the Company, and any one or more other individuals designated by the Company, and each of them individually, until the Expiration Date (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as the Principal Stockholder’s true and lawful attorneys-in-fact and irrevocable proxies, to the fullest extent of the Principal Stockholder’s rights with respect to the Common Stock owned beneficially or of record by the Principal Stockholder, to vote such Common Stock solely with respect to the matters set forth in Section 4.1 hereof. Each Principal Stockholder will retain the authority to vote its Common Stock in its discretion on all other matters. Each Principal Stockholder intends this proxy to be irrevocable and coupled with an interest hereafter until the Expiration Date (at which time this proxy shall automatically be revoked) for all purposes and hereby revokes any proxy previously granted by the Principal Stockholder with respect to its Common Stock. The Principal Stockholders hereby ratify and confirm all actions that the proxies appointed hereunder may lawfully do or cause to be done in accordance with this Agreement.

ARTICLE V
EFFECTIVENESS AND TERMINATION
Section V.1Termination. This Agreement shall terminate upon the Expiration Date.
ARTICLE VI
MISCELLANEOUS
Section VI.1Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been duly given hereunder if (a) personally delivered, when received, (b) sent by nationally recognized overnight courier, one business day after deposit with the nationally recognized overnight courier, (c) mailed by registered or certified mail, five business days after the date on which it is so mailed, and (d) sent by facsimile or electronic mail, on the date sent so long as such communication is transmitted before 5:00 p.m. in the time zone of the receiving party on a business day, otherwise, on the next business day.
(a)If to the Company, to:
Ranger Energy Services, Inc.
10350 Richmond, Suite 550
Houston, Texas 77042
Attention: J. Brandon Blossman
E-mail: brandon.blossman@rangerenergy.com
(b)If to CSL, to:
1000 Louisiana Street, Suite 3850
Houston, TX 770002

Attention: General Counsel
E-mail: kent@cslenergy.com
(c)If to Bayou, to:
Bayou Well Holdings Company, LLC
800 Gessner, Suite 1100
Houston, Texas 77024
Attn: Brett T. Agee
E-Mail: bagee@bayouwellservices.com
Section VI.2Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section VI.3Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.
Section VI.4Entire Agreement; No Third-Party Beneficiaries. This Agreement (a) constitutes the entire agreement and, other than the Prior Stockholders’ Agreement, supersedes all other prior agreements, both written and oral, among the parties hereto with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.
Section VI.5Further Assurances. Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.
Section VI.6Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.
Section VI.7Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to their respective addresses referred to in Section 6.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section VI.8Amendments; Waivers.
(a)(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed (i) in the case of an amendment, by each of the parties hereto, and (ii) in the case of a waiver, by each of the parties against whom the waiver is to be effective.
(b)No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section VI.9Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Principal Stockholders may each assign any of its respective rights hereunder to any of its Affiliates in connection with a Transfer of Common Stock, so long as such Affiliate, in connection with such Transfer, executes a joinder to this Agreement pursuant to which such Affiliate agrees to become a party to this Agreement and be subject to the restrictions applicable to the Principal Stockholder and otherwise become a party for all purposes of this Agreement; provided, that no such Transfer shall relieve the Principal Stockholder from its obligations under this Agreement, other than with respect to the Common Stock Transferred in accordance with the foregoing provision. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
COMPANY:

RANGER ENERGY SERVICES, INC.

By: /s/ J. Brandon Blossman
Name:    J. Brandon Blossman
Title:    Chief Financial Officer

Signature Page to Voting Agreement

PRINCIPAL STOCKHOLDERS:

RANGER ENERGY HOLDINGS, LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Senior Vice President

RANGER ENERGY HOLDINGS II, LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:    Manager

TORRENT ENERGY HOLDINGS, LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Senior Vice President

TORRENT ENERGY HOLDINGS II, LLC

By:    CSL Energy Holdings I, LLC, its managing member

By:    CSL Energy Opportunity GP I, LLC, its managing member

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Managing Member

CSL ENERGY OPPORTUNITIES MASTER FUND LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Authorized Signatory

Signature Page to Voting Agreement

CSL ENERGY HOLDINGS I, LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Authorized Signatory

CSL FUND II PREFERRED HOLDINGS LLC

By: /s/ Charles S. Leykum
Name:    Charles S. Leykum
Title:     Authorized Signatory

BAYOU WELL HOLDINGS, LLC

By: /s/ Brett T. Agee
Name:     Brett T. Agee
Title:     President & Cief Executive Officer

Signature Page to Voting Agreement